As filed with the Securities and Exchange Commission on February 13, 2009

Registrant Statement No. ___________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUIXOTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2675371
(State of incorporation)	(IRS Employer Identification No.)

Thirty-Five East Wacker Drive, Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

QUIXOTE CORPORATION INCENTIVE SAVINGS PLAN
(as amended and restated January 1, 2006 and as amended through December 10, 2008)
(Full title of the Plan)

Joan R. Riley
Vice President, Secretary and General Counsel
Quixote Corporation
Thirty-Five East Wacker Drive
Chicago, Illinois 60601
(Name and address of agent for service)

(312) 467-6755
(Telephone number, including area code, of agent for service)

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐	Smaller Reporting Company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock $.01-⅔ Par Value	300,000
	Shares	$4.05	$1,215,000	$47.25

(1)

This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Quixote Corporation Incentive Savings Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Quixote Corporation.

(2)

Estimated solely for purposes of calculating the registration fee under Rule 457(h), based upon the average of the high and low prices as reported by the NASDAQ Global Market System on February 11, 2009.

The Registrant is registering its contribution from time to time of 300,000 shares of its Common Stock to the Quixote Corporation Incentive Savings Plan as amended and restated January 1, 2006 and as amended through December 10, 2008 (the “Plan”), and the subsequent sale or other distribution of these 300,000 shares to employees or other persons pursuant to the Plan. These shares constitute the Registrant’s matching contribution for employees pursuant to the terms of the Plan.

Quixote Corporation

300,000 Shares

of

Common Stock

Prospectus

__________, 2009

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

Subject to Completion, Dated ___________, 2009

PROSPECTUS

QUIXOTE CORPORATION

300,000 Shares

of Common Stock

The shares of common stock described in this prospectus are being offered for sale from time to time by the selling stockholders who acquired these shares by distribution from the Quixote Corporation Incentive Savings Plan as amended and restated effective January 1, 2006 and as amended through December 10, 2008 (the “Plan”) or by the Plan, acting at the request of the selling stockholders pursuant to the terms of the Plan. We will not receive any proceeds from any sale of common stock offered pursuant to this prospectus.

The selling stockholders (or the Plan, at their request) may offer and sell the shares of common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The shares may be sold through underwriters or dealers which the selling stockholders may select. If underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. For a detailed description of the various methods by which the selling stockholders may offer and sell the common stock described in this prospectus see the discussions entitled “Plan of Distribution” on page 14 of this prospectus.

The selling stockholders are responsible for all brokerage fees and commissions and similar sale-related expenses. We are paying expenses relating to the registration of the shares with the Securities and Exchange Commission.

Our common stock is traded on The NASDAQ Global Market under the symbol “QUIX.” On February 11, 2009, the closing price of Quixote common stock was $4.05.

Investing in Quixote Corporation’s common stock involves risks. See the sections entitled “Disclosure Regarding Forward-Looking Statements” on page 1 and “Risk Factors” beginning on page 2 of this prospectus to read about factors to consider in connection with purchasing these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representations to the contrary is a criminal offense.

The date of this prospectus is _________, 2009

(i)

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

                    Our disclosure and analysis in this prospectus and any prospectus supplement, including information incorporated by reference, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan” and “continue” or similar words. We have based these statements on our current expectations about future events. We make no undertaking to update these statements or to revise them to reflect subsequent events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, our actual results may differ materially from what we currently expect. Important factors which could cause our actual results to differ materially from the forward-looking statements in this prospectus or in the documents that we incorporate by reference into this prospectus include those described under “Risk Factors” and the following:

•	the weakening global economic conditions, including the downturn in the transportation safety and the highway construction industries;

•	the distressed financial markets;

•	uncertainties related to continued federal, state and municipal funding for highways and transportation safety, and risks related to reductions in government expenditures;

•	the introduction and acceptance of our products and services;

•	unfavorable changes in product sales mix;

•	seasonality, along with the extent and timing of the award of large contracts;

•	the cyclical nature of our governmental markets;

•	competitive and pricing pressures;

•	increasing raw material and freight costs;

•	excess manufacturing capacity;

•	uncertainties relating to managing and expanding international markets;

•	the successful completion, integration and rationalization of our acquisitions;

•	the ability to generate sufficient future cash flows to be in compliance with our financing agreements;

•	the possible impairment of goodwill, intangible assets and other long-lived assets;

•	weather conditions and natural disasters;

•	acts of war;

•	other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission filings.

You should carefully read this prospectus, supplements to this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

ABOUT THIS PROSPECTUS

                    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf registration” process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell up to 300,000 shares of our common stock described in this prospectus. The information in this prospectus or any supplement may not contain all of the information that may be important to you. You should read the entire prospectus or any supplement, as well as the documents incorporated by reference in the prospectus or any supplement, before making an investment decision.

                    You should rely only on the information contained in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front cover of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

                    When used in this prospectus and any prospectus supplement, the terms “Quixote,” “we,” “our,” “us” and “Company” refer to Quixote Corporation and its subsidiaries.

RISK FACTORS

                    Before you invest in our shares, you should be aware that the occurrence of any of the events described in this Risk Factors section and elsewhere in this prospectus or in a supplement to this prospectus could have a material adverse effect on our business, financial condition and results of operations. You should carefully consider these risk factors and the specific risks set forth under the caption “Risk Factors” in any supplement to this prospectus, together with all of the other information included in this prospectus or in a supplement to this prospectus and in documents we incorporate by reference before you decide to purchase our shares. This prospectus contains forward-looking statements that involve risks and uncertainties.

                    Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in the Company’s public filings with the SEC, news releases and other communications, which speak only as of the dates of those filings or communications. There can be no assurance that actual results will not differ materially from the Company’s expectations.

          The effects of the weakening global economic conditions and the distressed financial markets may adversely affect our sales, capital structure and liquidity.

          The current weakening global economic conditions and the distressed financial markets have generally resulted in reduced demand for products, volatility in the capital markets, and constricted credit availability. Continuation of these economic conditions can further reduce our sales, and the uncertainty in the capital and credit markets may adversely affect our ability to access necessary capital, whether by refinancing our existing debt, or obtaining agreements for new debt, or by issuing securities, as well as increase the cost of such capital. Reduced access to capital and credit markets combined with reduced cash flow from operations would adversely affect our liquidity.

          The downturn in the global economy and the transportation safety and highway construction industries may adversely affect our operating results.

          General economic downturns, including downturns in the transportation safety and highway construction industries, could result in a material decrease in our revenues and operating results. We believe that the current downturn of global economic conditions and the related reduction in government funding adversely impacted our performance in fiscal year 2008 and in the first half of fiscal 2009. Sales of our products are sensitive to foreign, domestic and regional economies in general, and in particular, changes in government infrastructure spending which can be adversely impacted by reduced tax revenues. In addition, trends toward privatization of highways may impact the nature of spending on transportation safety products. Many of our costs are fixed and cannot be quickly reduced in response to decreased demand.

          A decrease or delay in federal government funding of transportation safety and highway construction and maintenance may cause our revenues, profits and cash flow to decrease.

          We depend substantially on federal, state and municipal funding for transportation safety, highway construction and maintenance and other related infrastructure projects. Federal government funding for infrastructure projects is usually accomplished through highway authorization bills, which establish funding over a multi-year period. The most recent highway authorization legislation, SAFETEA-LU, expires September 30, 2009. We anticipate that delays in the passage of a new highway bill will occur, which may increase uncertainty in state and municipal governments and delays in commencing infrastructure projects. SAFETEA-LU was delayed more than two years after the previous law had expired. Even after federal legislation is enacted, funding appropriations may be revised in future congressional sessions, and federal funding for infrastructure projects may be reduced in the future.

          Federal transportation spending is funded through a highway trust fund which derives most of its money from gasoline tax revenue. When the price of gasoline increased in 2008, the number of miles driven decreased significantly which depleted the surplus in the federal highway trust fund. In September, 2008, legislation was enacted to transfer $8 billion from the general fund to the highway trust fund in an attempt to keep the fund solvent until October 2009. Reduced tax revenues and altered driving patterns may impact the future solvency of the highway trust fund.

          Congress is currently considering passage of an economic recovery package which includes an unprecedented $30 billion in federal funding for highway improvements, aimed at increasing jobs through infrastructure projects. There is no assurance that this legislation will become law, or if enacted, that such a law will contain provisions that will positively affect demand for our products.

          Any change in the availability of federal funds and the timing of the release of those funds to the state and local governments can have an adverse impact on our revenues, profits and cash flow.

          Constraints on state and local government budgets and decreases in state highway funding may adversely affect our financial performance.

          States and municipalities may reduce spending on highways due to reduced tax revenues and other budget constraints and priorities. Loss of tax revenues and such budgetary constraints adversely affect the ability of states to fund transportation, highway and infrastructure projects, and therefore reduce the demand for our products. Municipalities also suffer from budget constraints that can reduce transportation safety spending.

          Like the federal highway trust fund which depends on gasoline tax revenue, state highway funds also are dependent on revenue from state gasoline taxes. A number of states also contribute a portion of their sales tax on new car purchases into their state highway funds. A decrease in miles driven or new car sales may adversely affect the ability of states to fund transportation projects, and correspondingly, reduce the demand for our products.

          Our business could be adversely affected by reduced levels of cash, whether from operations or pursuant to the terms of our debt.

          Historically, our principal sources of cash have been cash flows from operations and borrowings from banks and other sources. Given the weakening global economic conditions, operations may continue to generate less cash and could result in our failing to comply with our bank credit agreement covenants. We have obtained waivers from our bank for failure to comply with certain covenants, and we are seeking to amend our current credit facility. Our ability to remain in compliance in the future will depend on our future financial performance and may be affected by events beyond our control. There can be no assurance that we will generate sufficient earnings and cash flow to remain in compliance with our credit agreement, or that we will be able to obtain amendments to our credit agreement to avoid a default. In the event of a default, there can be no assurance that we could negotiate a new credit agreement or that we could obtain a new credit agreement with satisfactory terms and conditions within a reasonable time period.

          In addition, the holders of our $40,000,000 of 7% Senior Subordinated Convertible Notes may as of February 2010 require us to repurchase those Notes at 100% of the principal plus unpaid interest.

          Reduced levels of cash could adversely affect our plans to grow our business domestically and internationally, because we would not have sufficient cash to fund research and development projects, or enter new markets, or acquire new products.

          We depend on principal customers.

          Although we depend on principal customers, no single customer of Quixote represents a significant portion of total revenues. In fiscal 2008, approximately 7%, 7% and 6% of our consolidated revenues resulted from sales to customers in the States of New York, Texas and California, respectively. Customers may include distributors, contractors, departments of transportation, state agencies, local governments or municipalities. Any reduction in state transportation safety spending could materially affect our sales in those states, whether caused by reduced tax revenues or other budget constraints or priorities. The loss of, or a significant reduction in, orders from our customers in these states could have a material adverse effect on our financial condition and results of operations. Many state governments, including New York, Texas and California, have announced budget short-falls, which could further adversely affect sales of our products.

          Our customers and suppliers may be adversely affected by the current global economic conditions, reduced government spending on transportation and highway projects, and the distressed credit markets. In turn, delays in placing orders and payment for products and higher default rates by our customers, as well as increased costs and imposition of more stringent terms and conditions by our suppliers could adversely affect our financial performance.

          We are in a competitive marketplace.

          To the extent one or more of our current or future competitors introduce products that better address customer requirements, or are less expensive than our products, our business could be adversely affected and we may be unable to maintain our leadership position in certain product lines. Competition may adversely affect the selling prices and the profit margins on our products. We may not be successful in developing and marketing our existing products or new products or incorporating new technology on a timely basis or at a reduced cost. If we are unable to timely develop and introduce new products, or enhance existing products, or reduce costs in response to changing market conditions or customer requirements or demands, our business and results of operations could be materially and adversely affected.

          We have acquired complementary businesses in the past and, as a part of our strategy, may continue to acquire complementary businesses. The gross profit margins of certain acquired product lines are lower than our historical gross profit margin, which adversely affects our gross profit margin. Given competitive conditions, we may be unable to improve our gross profit margins for these products.

          We have been affected by increased prices for certain commodities, particularly steel, aluminum and resin, which are a significant component of the cost of certain of our products. Such price increases negatively impact our gross margin for certain products, if we are unable to pass along to our customers cost increases. Increasing fuel and freight costs adversely affected our performance beginning in fiscal 2006 and into fiscal 2009.

          Our products often are subject to government testing, inspection and approval.

          We frequently supply products and services pursuant to agreements with general contractors or government agencies. The successful completion of our obligations under these contracts is often subject to satisfactory testing, inspection and approval of such products and services. Although we endeavor to satisfy the requirements of each of these contracts to which we are a party, no assurance can be given that the necessary approval of our products and services will be granted on a timely basis or at all, and that we will receive any payments due to us. In some cases, we may be dependent on others to complete these projects which may also delay payments to us. Any failure to obtain these approvals and payments may have a material adverse effect on our business and future financial performance.

          Global economic conditions, as well as difficulties in managing and expanding in international markets, could affect future growth in these markets.

          In fiscal year 2008, international sales were $24,642,000 or 24% of our total sales and we believe international markets are an important source of our growth. We plan to continue to increase our presence in these markets. However, the current deterioration of the global economy has had an adverse impact on our international sales, and we anticipate, will continue to adversely affect our international sales, as foreign governments reduce spending for transportation and infrastructure projects.

          In connection with an increase in international sales efforts, we need to hire, train and retain qualified personnel in countries where language, cultural or regulatory barriers may exist. Moreover, funding and government requirements vary by country with respect to transportation safety. In a number of countries there are no governmental requirements or funding for transportation safety and we must educate officials and demonstrate the need for and the benefits of our products. In addition, our international revenues are subject to the following risks:

•	fluctuating currency exchange rates could reduce the demand for or profitability of foreign sales by affecting the pricing of our products;

•	the burden of complying with a wide variety of foreign laws and regulations, including the requirements for additional testing of our products;

•	dependence on foreign sales agents;

•	difficulty collecting foreign receivables,

•	political and economic instability of foreign governments; and

•	the imposition of protective legislation such as import or export barriers.

          There are risks associated with doing business in China.

          Some of our future business projects will be located in China, where we opened a new facility in Beijing during fiscal 2007. As a consequence, the economic, political, legal and social conditions in China could have an adverse effect on our business, results of operations and financial condition. The current economic condition in China has affected, and we anticipate will continue to affect, adversely our financial performance in China. Some of the other risks related to doing business in China include:

•	The legal environment in China is uncertain and our ability to legally protect our investment could be limited;

•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities;

•	Future inflation in China may inhibit our activity to conduct business in China;

•	Receivables may be more difficult to collect in China;

•	Restrictions on currency exchange may limit our ability to receive and use our cash effectively; and

•	More restrictive rules on foreign investment could adversely affect our ability to expand our operation in China or repatriate any profits earned there.

          If we are unable to protect our proprietary technology from infringement or if our technology infringes technology owned by others, then the demand for our products may decrease or we may be forced to modify our products which could increase our costs.

          We hold numerous patents covering technology and applications related to many of our products and systems, and numerous trademarks and trade names registered with the U.S. Patent and Trademark Office and in foreign countries. Our existing and future patents and trademarks may not adequately protect us against infringements, especially in certain foreign countries, and pending patent or trademark applications may not result in issued patents or trademarks. Our patents, registered trademarks and patent applications may not be upheld if challenged, and competitors may develop similar or superior methods or products outside the protection of our patents. This could increase competition for our products and materially decrease our revenues. If our products are deemed to infringe the patents or proprietary rights of others, we could be required to modify the design of our products, change the name of our products or obtain a license for the use of some of the technologies used in our products. We may be unable to do any of the foregoing in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do so could cause us to incur additional costs or lose expected revenue.

          Past and future acquisitions involve risks that could adversely affect our future financial results.

          Historically we have grown by acquisitions and we may acquire additional businesses in the future. We may be unable to achieve the benefits expected to be realized from our acquisitions. We may incur additional costs and our management’s attention may be diverted because of unforeseen expenses, complications, delays and other risks inherent in acquiring businesses, including the following:

•

we may have difficulty integrating the acquired businesses as planned, which may include integration of systems of internal controls over financial reporting and other financial and administrative functions;

•	acquisitions may divert management’s attention from our existing operations;

•	we may have difficulty in competing successfully for available acquisition candidates, completing future acquisitions or accurately estimating the financial effect of any businesses we acquire;

•	we may have delays in realizing the benefits of our strategies for an acquired business;

•	we may not be able to retain key employees necessary to continue the operations of an acquired business;

•	acquisition costs may be met with cash or debt, increasing the risk that we will be unable to satisfy current financial obligations;

•	we may acquire businesses that are less profitable or have lower profit margins than our historical profit margins; and

•	acquired companies may have unknown liabilities that could require us to spend significant amounts of additional capital.

          Management’s estimates and assumptions affect reported amounts of expenses and changes in those estimates could impact operating results.

          Goodwill and other indefinite-lived intangible assets are tested for impairment at least annually, and the results of such testing may adversely affect our financial results. We use a variety of valuation techniques in determining fair value. The impairment review is highly judgmental and involves the use of significant estimates and assumptions. These estimates and assumptions have a significant impact on the amount of any impairment charge recorded, and actual results may differ significantly from the estimates and assumptions used.

          We recognize deferred tax assets and liabilities for the expected future tax consequences of events which are included in the financial statements or tax returns. In assessing the realizability of the deferred tax assets, management makes certain assumptions about whether the deferred tax assets will be realized. We expect the deferred tax assets currently recorded to be fully realizable, however there can be no assurance that an increased valuation allowance would not need to be recorded in the future.

          Our success depends on our management and other employees.

          To execute our business plans, we need to attract, develop and retain qualified personnel. Our success in attracting qualified people is dependent on the resources available in individual geographic areas and the impact on the labor supply due to general economic conditions as well as our ability to provide a competitive compensation package and work environment. Our ability to attract and retain executives, qualified engineers, skilled manufacturing and marketing personnel and other professionals, either through direct hiring or acquisition of other businesses employing such professionals, is an important factor in determining our future success.

          Our facilities or facilities of our customers and suppliers could be susceptible to natural disasters.

          One of our major manufacturing facilities is located in the Southeastern U.S. Should a natural disaster such as a hurricane, tornado, earthquake or flood severely damage one of our major manufacturing facilities, or damage a major facility of one or more of our significant customers or suppliers, our business could be materially disrupted.

          Our insurance coverage could be inadequate.

          In accordance with risk management practices, we continually re-evaluate risks, their potential costs and the cost of minimizing them. To reduce our exposure to material risks, we purchase insurance in certain circumstances. We believe that we maintain adequate insurance coverage to effectively mitigate risk when possible. However, certain risks are inherent in our business and our insurance may not be adequate to cover potential claims or may be unavailable.

          Our quarterly operating results are likely to fluctuate, which may affect our stock price.

          Our quarterly revenues, expenses, operating results and gross profit margins vary significantly from quarter to quarter. As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our common stock. The reasons our quarterly results may fluctuate include:

•	seasonality inherent in the transportation safety and highway construction and maintenance industry;

•	variations in profit margins attributable to product mix;

•	changes in the general competitive and economic conditions;

•	delays in, or uneven timing in the delivery of, customer orders;

•	the introduction of new products by us or our competitors; and

•	delays in federal highway funding and budgetary restraints on state and local government spending.

          Period to period comparisons of our results should not be relied on as indications of future performance.

          We may experience volatility in our stock price.

          The market price of our common stock may be subject to significant fluctuations in response to various factors, including:

•	the relatively small public float of our stock;

•	quarterly fluctuations in our operating results, as described in the prior risk factor;

•	changes in securities analysts’ estimates of our future earnings; and

•	loss of significant customers or significant business developments relating to us or our competitors.

          Our failure to meet analysts’ expectations, even if minor, could cause the market price of our common stock to decline. In addition, stock markets have generally experienced a high level of price and volume volatility, and the market prices of equity securities of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies. These broad market fluctuations may adversely affect our common stock’s market price. In the past, securities class action lawsuits have been instituted against companies following periods of volatility in the market price of such companies’ securities. If any such litigation is instigated against us, it could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on our business, results of operations and financial condition.

          Acts of war or terrorism could adversely impact our business and operating results.

          Acts of war or terrorism (wherever located around the world) may cause damage or disruption to our employees, facilities, suppliers, distributors or customers, which could significantly impact our sales, costs, expenses and financial condition. The potential for acts of war or hostility or terrorism may create many economic and political uncertainties, which could adversely affect our business and results of operations in ways that cannot presently be predicted. We are uninsured for losses and interruption caused by acts of war.

          Certain provisions of Delaware law, our certificate of incorporation and our bylaws have potential anti-takeover effects.

                    Certain provisions of Delaware law and of our Certificate of Incorporation and By-Laws could make a merger, tender offer, or proxy contest involving us more difficult, even if such events could be beneficial to the interests of our stockholders. These provisions include:

•

Section 203 of the Delaware General Corporation Law which prohibits us from engaging in any business combination with any interested stockholder for a period of three years from the date the person became an interested stockholder unless specific conditions are met;

•	the requirement that 60% of the stockholders entitled to vote thereon approve certain transactions; and

•	the existence of “blank check” preferred stock that may be issued by our board of directors without stockholder approval on such terms as the board may determine.

See “Description of Capital Stock”.

*          *          *

                    The foregoing list is not exhaustive. There can be no assurance that we have correctly identified and evaluated all factors affecting our business. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may adversely impact us. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. For these reasons, the reader is cautioned not to place undue reliance on our forward-looking statements.

QUIXOTE CORPORATION

                    The following summary contains basic information about us. It likely does not contain all the information that is important to you. We encourage you to read this entire prospectus and the documents we have referred you to, including our consolidated financial statements and the notes thereto that are incorporated by reference into this prospectus.

Our Business

                    Quixote and its subsidiaries develop, manufacture and market highway and transportation safety products in both domestic and international markets. Our two reportable segments are: the manufacture and sale of highway and transportation safety products which Protect and Direct; and the manufacture and sale of products and services which Inform motorists and highway personnel. The Protect and Direct segment provides solutions for improving safety on the roads either by minimizing the severity of crashes that occur or by preventing crashes from occurring by directing or guiding traffic. The primary product lines within the Protect and Direct segment include energy-absorbing products such as crash cushions, truck-mounted attenuators, sand-filled barrels and water-filled barriers, and directing and guiding products such as flexible post delineators and glare screen systems. The Inform segment provides solutions for improving traffic flow and safety on roads and runways by providing information. The primary product lines within the Inform segment include advanced sensing products which measure distance, count and classify vehicles, weather sensing systems, and computerized highway advisory radio transmitting systems. Our products are sold worldwide through a distribution network, and supplemented by a direct sales force to customers in the highway construction and safety business, state and municipal departments of transportation and other governmental transportation agencies.

          In the United States our business is directly affected by federal, state and municipal government funding for transportation safety, highway construction and maintenance, and other infrastructure projects. A significant part of our sales is ultimately financed by funds provided to the states by the federal government through the federal transportation funding bill. The current bill, SAFETEA-LU, expires September 30, 2009 and we anticipate that delays in the passage of a new highway bill will occur. Until new legislation is enacted, the transportation safety allotment in federal and state budgets may be uncertain which may adversely impact sales of our products and services.

                    During fiscal 2008 and continuing into 2009, the global economic downturn has and continues to adversely affect our business. In the United States, many states and municipalities face budgetary constraints and deficits. In addition, basic material costs including steel, asphalt and other materials for building and maintaining roads and bridges have increased. Facing these issues, many states postponed or cancelled many transportation projects which adversely impacted the domestic demand for our products. Although our international sales also were affected by the weakening economic conditions worldwide, we expect that international sales will be an increasing part of our business and may partially offset the softness in domestic sales that we are experiencing.

          On July 25, 2008, we sold our Intersection Control segment to Signal Group, Inc. for $20 million in cash. The Intersection Control segment sells products including traffic controllers, traffic and pedestrian signals, traffic uninterruptible power supply (UPS) systems, video detection equipment and toll road monitoring systems. Accordingly, we have reflected the results of those operations in our consolidated financial statements and the notes thereto that are incorporated by reference in this prospectus as discontinued operations for all periods presented.

                    Our principal executive offices are located at 35 East Wacker Drive, Suite 1100, Chicago, Illinois 60601, and our telephone number at that address is (312) 467-6755. Our website is located at http://www.quixotecorp.com. Information contained in our website is not a part of this prospectus. As of February 11, 2009, we employed approximately 453 people.

USE OF PROCEEDS

          All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholders and Quixote will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

               The common stock being registered by this prospectus consists of 300,000 shares of common stock that will be held by the Plan or by persons who acquired or will acquire those shares from the Plan, pursuant to its terms. The Plan is an employee benefit plan that complies with Section 401(k) of the Internal Revenue Code. Employees of the Company and its subsidiaries may acquire shares of common stock pursuant to the terms of the Plan, and may sell such shares either directly or indirectly by requesting the Plan to sell the shares.

          See “Plan of Distribution” on page 14 of this prospectus.

DESCRIPTION OF CAPITAL STOCK

               Our authorized capital stock consists of 30,000,000 shares of common stock, $0.01-2/3 par value, and 100,000 shares of preferred stock, no par value per share. The following summary is qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are filed as exhibits to our previous filings with the Securities and Exchange Commission and incorporated herein by reference.

Common Stock

               We are authorized to issue 30,000,000 shares of common stock, $0.01-2/3 par value per share. Each holder of our common stock is entitled to one vote for each share held. Except as provided below under “Certain Other Anti-Takeover Matters”, stockholders do not have the right to cumulate their votes in elections of directors. Directors are elected if they receive at least sixty percent of all votes of shares entitled to vote. We have a classified board of directors, as described at “Certain Other Anti-Takeover Matters.”

               Our common stock is listed on The Nasdaq Global MarketSM. On January 8, 2009, the Board of Directors suspended our dividend program. The Board may declare dividends in the future based upon the Company’s ongoing financial results. Dividends are payable only out of unreserved and unrestricted surplus that is legally available for the payment of dividends. Dividends that may be declared on our common stock will be paid in an equal amount to the holder of each share of common stock subject to the preferential rights of any holders of any outstanding series of preferred stock. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. There are no redemption or sinking fund provisions and there is no liability to further calls or to assessments by us. Any determination to declare or pay dividends in the future will be at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual or legal restrictions and other factors deemed relevant by our board of directors. Upon our liquidation, holders of our common stock will be entitled to a pro rata distribution of our assets, after payment of all amounts owed to our creditors and the preferential amounts owing with respect to any of our outstanding preferred stock.

Preferred Stock

               The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

               Our certificate of incorporation provides for the issuance of up to 100,000 shares of preferred stock. Our board of directors will have the authority, without further action by the stockholders, to issue up to 100,000 shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each such series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution adopted by our board of directors.

                    In connection with our expired stockholder rights plans, we authorized 10,000 shares of Series A preferred stock and 10,000 shares of Series B junior participating preferred stock, none of which was issued. We have no plans to issue any other shares of preferred stock.

Certificate Of Incorporation Provisions Requiring Supermajority Approval Of Certain Actions

                    Our certificate of incorporation provides that holders of at least sixty percent (60%) of our issued and outstanding shares must agree to:

•	amend our certificate of incorporation;

•	adopt or approve any agreement or plan of merger or consolidation or any transaction including a merger of consolidation of Quixote;

•	elect directors;

•	transfer all or substantially all of our property and assets; and

•	adopt or approve a plan of liquidation or dissolution.

Limitation of Liability and Indemnification Matters

                    Our certificate of incorporation provides that a director of Quixote will not be liable to Quixote or its stockholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our by-laws provide for indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of Quixote, or is or was a director of a subsidiary of Quixote, or, at the request of Quixote, serves or served as a director or officer of or in any other capacity for, or in relation to, any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our by-laws also provide that, to the extent authorized from time to time by our board of directors, Quixote may provide to any one or more employees and other agents of Quixote or any subsidiary or other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred by the by-laws on directors and officers of Quixote or any subsidiary or other enterprise.

Our By-Laws Require Advance Notice of Stockholder Business and Nominations

                    Our by-laws require that a stockholder provide advance notice of the stockholder’s intention to nominate a candidate for Director of our Company or to bring before a meeting of stockholders any other proper business. The written notice must be delivered to our Secretary not later than 60 days before and not earlier than the 120 days before the first anniversary of the preceding year’s annual meeting of stockholders. The by-laws also identify specific information to be provided in the written notice.

Section 203 of the Delaware General Corporation Law

                    We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” under Section 203 is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between Quixote and a Section 203 interested stockholder is prohibited unless it satisfies one of the following conditions:

•

prior to the time the stockholder became a Section 203 interested stockholder, our board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming a Section 203 interested stockholder;

•

on consummation of the transaction that resulted in the stockholder becoming a Section 203 interested stockholder, the Section 203 interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers); or

•

the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the Section 203 interested stockholder.

Certain Other Anti-Takeover Matters

                    Business Combination and Limitations in our Certificate of Incorporation. In addition to the requirements of Section 203 described above, our certificate of incorporation requires the affirmative vote of the holders of at least 60% of our outstanding voting stock not owned by an interested stockholder (as defined below), for the approval of certain business combinations and certain other transactions with an interested stockholder unless certain minimum price and procedural requirements are met and for the amendment or repeal of these provisions. An “interested stockholder” is defined by our certificate of incorporation as any person or entity that either (i) beneficially owns 5% or more of our outstanding voting stock, (ii) is an affiliate of Quixote and, at any time within the two years prior to the date the determination is made, was the beneficial owner of 5% or more of our voting stock or (iii) is the assignee of, or otherwise succeeds to, shares beneficially owned by an interested stockholder during the two years prior to the date the determination is made (other than as a result of a public offering under the Securities Act of 1933). This super-majority approval would not be required if (1) the business combination has been approved by a majority of disinterested directors (being those directors who are not affiliated with the interested stockholder and who were directors prior to the time the interested stockholder became an interested stockholder) or (2) all following conditions are satisfied: (a) the cash or fair market value of the consideration to be received per share by holders of the common stock is not less than the higher of (i) the highest price paid for any common stock by any person who is an interested stockholder during the two years prior to the announcement of the proposed business combination or in the transaction in which such person became an interested stockholder (whichever is higher) or (ii) the price of our common stock on the announcement date or the date on which the interested stockholder became an interested stockholder (whichever is higher); (b) the consideration to be received by holders of a particular class of outstanding voting stock shall be in cash or in the same form as the interested stockholder has previously paid for shares of such class of voting stock; (c) after becoming an interested stockholder and prior to consummation of such business combination, (i) there has been no reduction in dividends, or an effective reduction in the number of common shares outstanding, unless approved by the board, (ii) such interested stockholder shall not have become the beneficial owner of any additional shares of common stock except as part of the transaction which resulted in such stockholder becoming an interested stockholder and (iii) the interested stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans or other financial assistance provided by us, or made any major change in our equity capital structure; and (d) if such proposal otherwise requires stockholder approval, a proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not we are subject to such requirements, shall be mailed to our stockholders for the purpose of soliciting stockholder approval of such business combination.

                    Cumulative Voting Triggered by 60% Stockholder. The certificate of incorporation also provides that in any election of directors on or after the date on which any person becomes the beneficial holder of 60% of our outstanding voting stock, and until such time as no 60% stockholder any longer exists:

•

there shall be cumulative voting for the election of directors so that any holder of shares of voting stock entitled to vote in such election may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which stockholder’s shares are entitled, or distribute such stockholder’s votes on the same principle among as many candidates as such stockholder sees fit; and

•

any person who is the beneficial owner of shares of voting stock with a market price of $100,000 or more shall have the right to nominate one or more candidates for election to the board of directors and such candidates shall be entitled to include in any proxy statement or other communication with respect to such election to be sent to the holders of shares of voting stock during such period, at our expense, descriptions and other statements of such candidates which shall receive equal space, coverage and treatment as is received by candidates nominated by the board of directors or our management.

                    Our certificate of incorporation and by-laws include a number of other provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

                    Classified Board of Directors. Our certificate of incorporation provides for a board of directors that consists of three to nine members divided into three classes, with one class to be elected each year to serve for a three-year term. As a result, at least two annual meetings of stockholders may be required for the stockholders to change a majority of our board of directors. In addition, the stockholders can only remove directors by the affirmative vote of the holders of not less than 75% of the outstanding shares of our capital stock entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors. The classification of directors and the inability of stockholders to remove directors without a supermajority vote and to fill vacancies on the board of directors will make it more difficult to change the composition of our board of directors, but will promote a continuity of existing management.

                    No Written Consent of Stockholders; Limitations on Call of Special Meetings. Our certificate of incorporation requires all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting, and does not permit our stockholders to act by written consent, without a meeting. Our bylaws provide that only our chairman, our president or a majority of our board may call a special stockholders’ meeting.

                    Supermajority Approval of Amendment of Charter. Our certificate of incorporation requires the approval of not less than 65% of our outstanding voting stock to amend the provisions of the certificate of incorporation which provide for a classified board, limit stockholder actions by consent or by the calling of a special meeting of stockholders and business combinations with an interested shareholder. Those provisions will make it more difficult to dilute the anti-takeover effects of our certificate of incorporation.

                    Blank Check Preferred Stock. Our certificate of incorporation provides for 100,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Quixote by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Quixote, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, the certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock and nonvoting common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Quixote. The board of directors currently does not intend to seek stockholder approval prior to any issuance of shares of preferred stock, unless otherwise required by law.

Listing

                    Our common stock is listed on The Nasdaq Global MarketSM.

Transfer Agent

                    The transfer agent for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

                    The selling stockholders, or the Plan at the request of the selling stockholders, may from time to time sell the shares of common stock directly to purchasers on The Nasdaq Global MarketSM (or on any other national securities exchange where the shares of common stock may be trading) or other over-the-counter market at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. These shares of common stock may be sold by one or more of the following:

•	a block trade in which the broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by a broker or dealer for its account using this prospectus;

•	through the writing of options;

•	ordinary brokerage transactions in which the broker does not solicit purchasers and transactions in which the broker does solicit purchasers;

•	transactions directly with a market maker; and

•	in privately negotiated transactions not involving a broker or dealer.

                    Each sale may be made either at market prices prevailing at the time of the sale, at negotiated prices, at fixed prices which may be changed, or at prices related to prevailing market prices.

                    The selling stockholders will act independently of Quixote in making decisions with respect to the timing, manner and size of each sale.

                    Brokers or dealers engaged by any of the selling stockholders to sell the shares may arrange for other brokers or dealers to participate. Brokers or dealers engaged to sell the shares will receive compensation in the form of commissions or discounts in amounts to be negotiated before each sale and which may be in excess of customary discounts or commissions. These brokers or dealers and any other participating brokers or dealers may be determined to be underwriters within the meaning of the Securities Act of 1933. We will receive no proceeds from any resales of the shares offered by this prospectus, and we anticipate that the brokers or dealers, if any, participating in the sales of the shares will receive their usual and customary selling commissions.

                    Some persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

                    The selling stockholders may enter into hedging transactions. Persons with whom they enter into hedging transactions may engage in short sales of our common stock. The selling stockholders may engage in short sales of our common stock and transactions involving options, swaps, derivatives and other transactions involving our securities or its investments in those securities, and may sell and deliver the shares covered by this prospectus under agreements to undertake these transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions that may resell those shares. The selling stockholders may pledge their shares to secure borrowings. Upon delivery of the shares or a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares.

                    Selling stockholders may resell all or a portion of their shares in open market transactions in reliance upon available exemptions under the Securities Act including in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of one of these exemptions. The selling stockholders may decide not to sell all or a portion of the shares offered under this prospectus.

                    A selling stockholder may from time to time pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

                    To comply with the securities laws of some states, if applicable, the shares will be sold in those states only through brokers or dealers. The shares may not be sold in some states unless they have been registered or qualified for sale in those states or an exemption from registration or qualification is available and is complied with.

                    If necessary, the specific shares of our common stock to be sold, the name of the selling stockholder, the purchase and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts will be disclosed in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

                    We will bear all expenses of the offering of the common stock that is offered in this prospectus including without limitation all filing, registration and qualification, printing, legal and accounting fees, except that the selling stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, and the fees and disbursements of their counsel and experts.

                    The selling stockholders are not restricted as to the price or prices at which they may sell the shares of our common stock offered under this prospectus. Sales of shares at less than the market price may depress the market price of our stock. Moreover, the selling stockholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time which may also depress the market price of our stock.

LEGAL MATTERS

                    The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Joan R. Riley, Esq., General Counsel of Quixote. Ms. Riley beneficially owns, or has rights to acquire under Quixote’s employee benefit plans, an aggregate of less than 2% of Quixote’s common stock.

WHERE YOU CAN FIND MORE INFORMATION

                    We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission (“Commission”). You may read and copy any materials we file with the Commission at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information on its public reference rooms. The Commission also maintains an Internet Website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                    We maintain an internet website http://www.quixotecorp.com, at which you can access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act. We make those filings available on our website as soon as reasonably practicable after such material is filed, or furnished, to the Securities and Exchange Commission.

                    We have filed a registration statement on Form S-8 to register with the Commission the securities described herein. This prospectus is a part of that registration statement and constitutes a prospectus of Quixote. As allowed by Commission rules, this prospectus does not contain all the information that can be found in the registration statement or the exhibits to the registration statement.

INCORPORATION BY REFERENCE

                    The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. In all cases, you should rely on the later information over comparable but earlier dated information included in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

•

Annual Report on Form 10-K for the year ended June 30, 2008 (including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement) filed with the Commission on September 15, 2008.

•

All documents subsequently filed by Quixote pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents.

•

All documents filed by Quixote after the date of filing the initial registration statement on Form S-8, of which this prospectus is a part, and prior to the effectiveness of such registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents.

                    On request we will provide, at no cost to each person, including any beneficial owner who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to Quixote’s executive offices located at 35 East Wacker Drive, Chicago, Illinois 60601, Attention: Corporate Secretary, telephone number (312) 467-6755.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

                    Quixote Corporation (the “Company”) hereby incorporated into this Registration Statement by reference the following documents filed with the Securities and Exchange Commission (the “Commission”) (File No. 001-08123):

                    (a)   The Company’s Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended (the “Securities Exchange Act”) for the fiscal year ended June 30, 2008 (including information specifically incorporated by reference into our form 10-K Report from our Proxy Statement for the annual meeting of stockholders on November 13, 2008) filed with the Commission on September 15, 2008; and

                    (b)   The description of the Common Stock of the Company contained in the registration statement filed by the Company under the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.

                    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

                    The validity of the shares of Common Stock being registered pursuant to this Registration Statement has been passed upon by Joan R. Riley, Esq., Vice President, Secretary and General Counsel of the Company. Ms. Riley beneficially owns or has rights to acquire under Quixote’s employee benefit plans an aggregate of less than 2% of the shares of Common Stock of the Company.

ITEM 6.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

                    The Company is subject to the Delaware General Corporation Law. Delaware law provides that officers and directors may receive indemnification from their corporations for certain actual or threatened lawsuits. Delaware law sets out the standard of conduct which the officers and directors must meet in order to be indemnified, the parties who are to determine whether the standard has been met, and the types of expenditures which will be indemnified. Delaware law further provides that a corporation may purchase indemnification insurance providing indemnification for the officers and directors whether or not the corporation would have the power to indemnity them against such liability under the provisions of the Delaware law.

                    The Company has adopted a provision within its By-Laws which provides that the Company will indemnify its officers and directors to the full extent permitted by Delaware law. Further, the Company is covered by insurance which will reimburse it for certain amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgments, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to law.

ITEM 8.	EXHIBITS

4	(a)

Restated Certificate of Incorporation dated November 22, 2005 filed as Exhibit 3(a) to the Registrant’s Form 10-Q Report for the quarter ended December 31, 2005, File No. 001-08123, and incorporated herein by reference.

(b)

Amended and Restated By-Laws of the Registrant as amended through July 24, 2008, filed as Exhibit 3 to the Registrant’s Form 8-K Report dated July 24, 2008, and filed July 28, 2008, file No. 001-08123, and incorporated herein by reference.

5	(a)	Opinion of Counsel

	(b)	Internal Revenue Service determination letter dated June 6, 2007

23	(a)	Consent of Grant Thornton, LLP

23	(c)*	Consent of Joan R. Riley, Esq.

24		Powers of Attorney

99	(a)	Quixote Corporation Incentive Savings Plan as amended and restated January 1, 2006 and as amended through December 10, 2008.

*Not filed; incorporated in Exhibit 5

ITEM 9.	UNDERTAKINGS

                    (a)          The undersigned registrant hereby undertakes:

                    (1)          To file, during any period in which offers or sales are being, made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided; however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)          To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                    (i)          If the registrant is relying on Rule 430B:

          (A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), or (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                    (b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    (d)          The undersigned registrant hereby undertakes that:

(i)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and continued in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)          For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 12 day of February, 2009.

QUIXOTE CORPORATION

By:	/s/ Bruce Reimer

Bruce Reimer
President and Chief Executive Officer

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce Reimer	President and Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2009

Bruce Reimer

/s/ Daniel P. Gorey	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 12, 2009

Daniel P. Gorey

/s/ Leslie J. Jezuit	Chairman and Director	February 12, 2009

Leslie J. Jezuit

/s/ James H. DeVries	Director	February 12, 2009

James H. DeVries

/s/ Lawrence C. McQuade	Director	February 12, 2009

Lawrence C. McQuade

/s/ Duane M. Tyler	Director	February 12, 2009

Duane M. Tyler

/s/ Robert D. van Roijen	Director	February 12, 2009

Robert D. van Roijen

/s/ Victor Schwartz	Director	February 12, 2009

Victor Schwartz

EXHIBIT INDEX

Exhibit No.	Exhibit

5 (a)	Opinion of Counsel
5(b)	Internal Revenue Service Determination Letter dated June 6, 2007
23(a)	Consent of Grant Thornton LLP
24	Power of Attorney
99(a)	Quixote Corporation Incentive Savings Plan as amended and restated January 1, 2006 and as amended through December 10, 2008